HEI Exhibit 99
February 11, 2016

Contact:	Clifford H. Chen
	Manager, Investor Relations & Strategic Planning	Telephone: (808) 543-7300
E-mail: ir@hei.com

HAWAIIAN ELECTRIC INDUSTRIES REPORTS 2015 YEAR-END & FOURTH QUARTER EARNINGS

2015 Net Income of $159.9 Million;
2015 Diluted Earnings Per Share (EPS) of $1.50 and Core1 EPS of $1.65;
Fourth Quarter Net Income of $42.3 Million; EPS of $0.39; Core1 EPS of $0.41
Results In Line with EPS Guidance
Selected 2015 Highlights:

•	Reported net income of $159.9 million in 2015 vs $168.1 million in 2014, down 5%;
Core1 net income of $175.7 million in 2015 vs $173.0 million in 2014, up 2%

•	Reported EPS of $1.50 in 2015 vs $1.63 in 2014, down 8%;
Core1 EPS of $1.65 in 2015 vs $1.68 in 2014, down 2%

•	Reported ROE of 8.6%; Core[1] ROE of 9.4%

•	Continued legacy of delivering value for customers and Hawaii:

•	Record 22%[2] of electricity used by Hawaiian Electric customers was from renewable sources

◦	Surpassed Hawaii’s 2015 renewable portfolio standard target of 15%

◦	Avoided-oil equivalent of 1.9 million barrels which would have cost our state over $140 million[3] in imported oil in 2015

◦	2015 residential bills lower by 18% due to lower fuel prices compared to 2014

◦	Led the nation in the integration of customer-sited solar: by the end of 2015, over 20% of single family homes on the islands we serve and approximately 13% of our customers have solar systems

•	Continuing cost management efforts limited utility other operations and maintenance (O&M) expense[4] increases to 1% over the 2014 level, in line with the Honolulu inflation rate of 1%

•	Bank provided over $1.9 billion of credit to consumers and businesses and originated over 3,500 mortgages

•	Bank credit quality excellent with net charge-offs of 4 basis points on a loan book of $4.6 billion
_________________

[1]	Non-GAAP measure which excludes merger-related and spin-off costs after-tax. See the “Explanation of HEI’s Use of Certain Unaudited Non-GAAP measures” and the related reconciliation.

[2]	Based upon preliminary Renewable Portfolio Standard information as of 12/31/15.

[3]	Estimate based on the 2015 average price per barrel of $74.71 and as compared to 2008 oil usage levels.

[4]
Excludes net income neutral expenses covered by surcharges or by third parties and merger-related costs. See “Explanation of HEI’s Use of Certain Unaudited Non-GAAP measures” and the related reconciliation.

Hawaiian Electric Industries, Inc.
February 11, 2016

•	Contributed nearly twenty thousand volunteer hours and over $2 million of charitable contributions to community organizations

•	History of continuous dividends since 1901

•	Progress on proposed merger with NextEra Energy and spin-off of American Savings Bank:

◦	Received shareholder approval for the merger with NextEra Energy, Inc.

◦	Filed Hawaii Public Utilities Commission (PUC) application for the proposed merger and PUC has initiated hearings

◦	Filed SEC Form 10 for the bank spin-off
HONOLULU - Hawaiian Electric Industries, Inc. (NYSE - HE) (HEI) today reported 2015 year-end consolidated net income for common stock of $159.9 million and diluted earnings per share (EPS) of $1.50 compared to $168.1 million and EPS of $1.63 for 2014. For the fourth quarter of 2015, consolidated net income for common stock was $42.3 million and EPS of $0.39 compared to $33.3 million and EPS of $0.32 for the fourth quarter of 2014. Excluding after-tax costs associated with the pending merger with NextEra Energy, Inc. and the spin-off of ASB Hawaii, Inc. of $15.8 million and $4.9 million in 2015 and 2014, respectively, and $2.2 million and $4.3 million in the fourth quarter of 2015 and 2014, respectively, core1 earnings in 2015 were $175.7 million and core1 EPS of $1.65, compared to $173.0 million and EPS of $1.68 in 2014. For the fourth quarter of 2015, core1 earnings were $44.5 million and core1 EPS of $0.41 compared to $37.6 million and EPS of $0.36 for the fourth quarter of 2014.
“Our HEI companies delivered a competitive core1 return on equity of 9.4% for the year,” said Constance Lau, HEI president and chief executive officer, “and our continuing efforts to push the boundaries of renewable energy integration helped us achieve an energy portfolio powered by 22%2 renewable sources in 2015, exceeding Hawaii’s 2015 Renewable Portfolio Standard (RPS) target of 15%. Thirteen percent of our customers now have customer-sited solar, a level of integration that leads the nation. We continue to push for even higher levels of renewable integration to meet Hawaii’s 100% RPS goal for 2045. We remain focused on further reducing costs for our customers by vigilantly managing expenses; and increasing customer choice and engagement in Hawaii’s move to 100% renewable energy by designing new time of use rates and demand response programs. Fortunately, lower oil prices in 2015 reduced the average residential bill by 18%, but it’s important that we continue to reduce our state’s exposure to future oil price volatility and price increases.”
“Our bank delivered solid financial results in 2015, producing healthy loan growth with good credit quality while maintaining its capital levels. Our bank continues to make investments to

Hawaiian Electric Industries, Inc.
February 11, 2016

continually improve the customer experience and is well positioned to continue to grow in 2016,” said Lau.
“In December 2014, we announced our proposed merger with NextEra Energy, and pending approval by the Hawaii Public Utilities Commission, we are looking forward to working with NextEra Energy as a partner to help accelerate Hawaii’s clean energy transformation. We also announced the related spin-off of American Savings Bank, and we are confident that American, as a new, publicly-traded entity, will provide benefits for our Hawaii customers and communities,” added Lau.

HAWAIIAN ELECTRIC COMPANY EARNINGS CONSISTENT WITH EXPECTATIONS
Full Year Results:
Hawaiian Electric Company’s5 full-year 2015 net income was $135.7 million compared to $137.6 million in 2014. The $1.9 million decrease from the prior year was primarily driven by the following after-tax items:

•	$7 million higher depreciation expense as a result of increasing investments for the integration of more renewable energy, improved customer reliability and greater system efficiency; and

•
$3 million higher O&M expenses[4] impacted by a regulatory decision denying recovery of enterprise resource planning software costs, additional reserves for environmental costs and higher employee benefit costs offset in part by higher 2014 costs for initial phase smart grid installations.

These items were partially offset by $7 million higher net revenues6 primarily due to $8 million in recovery of costs for clean energy and reliability investments partially offset by $1 million lower fuel efficiency performance.
_________________

Note: Amounts indicated as “after-tax” in this earnings release are based upon adjusting items for the composite statutory tax rates of 39% for the utilities and 40% for the bank.

[5]	Hawaiian Electric Company, unless otherwise defined, refers to the three utilities, Hawaiian Electric Company, Inc. on Oahu, Maui Electric Company, Limited, and Hawaii Electric Light Company, Inc.

[6]
Net revenues represent the after-tax impact of “Revenues” less the following expenses which are largely pass through items in revenues: “fuel oil,” “purchased power” and “taxes, other than income taxes” as shown on the Hawaiian Electric Company, Inc. and Subsidiaries’ Consolidated Statements of Income.

Hawaiian Electric Industries, Inc.
February 11, 2016

Fourth Quarter Results:
Fourth quarter 2015 net income of $33.0 million was $3.9 million higher than the fourth quarter of 2014 primarily driven by the following after-tax items:

•
$5 million lower O&M expenses[4] in the fourth quarter of 2015 largely due to lower maintenance costs including vegetation management costs, the deferral of RFP costs and higher fourth quarter of 2014 costs for initial phase smart grid installations and the upgrade of the customer information system partially offset by the additional reserves for environmental costs in 2015; and

•	$2 million higher net revenues in 2015 attributable to the recovery of costs for clean energy and reliability investments.
These items were partially offset by the following after-tax items:

•
$2 million higher depreciation expense in the fourth quarter of 2015 as a result of increasing investments for the integration of more renewable energy, improved customer reliability and greater system efficiency; and

•	$1 million higher interest expense and other charges.

AMERICAN SAVINGS BANK: SOLID FINANCIAL PERFORMANCE
Full Year Results:
American Savings Bank’s (American) full-year 2015 net income was $54.7 million compared to $51.3 million in 2014. The $3.4 million increase from the prior year was primarily driven by the following after-tax items:

•	$5 million higher net interest income as contributions from loan and investment portfolio growth more than offset the lower yield on earning assets; and

•
$4 million higher noninterest income primarily due to higher mortgage banking income ($2 million) resulting from selling a larger portion of low rate mortgage loan originations and higher deposit-related fee initiatives ($2 million).

These increases were partially offset by $6 million after-tax higher noninterest expense primarily due to higher pension and benefits expense.

Hawaiian Electric Industries, Inc.
February 11, 2016

American achieved loan growth of 4.1% in 2015, consistent with the bank’s target and growth strategies, operating in the competitive Hawaii market environment. Loan growth was primarily driven by commercial real estate, residential and home equity loans and helped to offset the impact of the decline in net interest margin.
    Total deposits were $5.0 billion at December 31, 2015, an increase of $402 million or 8.7% from December 31, 2014. Low-cost core deposits increased $357 million or 8.5% from December 31, 2014. The average cost of funds was 0.22% for the full year 2015, down 1 basis point from the prior year.
Overall, American’s return on average equity for the full year remained solid at 9.9% in 2015 compared to 9.6% in 2014, and the return on average assets for the full year was 0.95% in 2015 consistent with 2014.

Fourth Quarter Results:
Fourth quarter 2015 net income of $15.0 million was $1.5 million higher than the third, or linked quarter and $2.8 million higher than the fourth quarter of 2014.
Compared to the linked quarter of 2015, the $1.5 million increase in the fourth quarter of 2015 was primarily driven by the following after-tax items:

•	$1 million lower provision for loan losses primarily related to the recovery during the fourth quarter of 2015 of previously charged-off loans; and

•	$1 million higher net interest income due to strong loan and investment portfolio growth.
These increases were partially offset by $1 million (after-tax) of lower noninterest income primarily due to the gain on sale of the American service center building vacated as part of the campus consolidation plan in the linked quarter.
Compared to the fourth quarter of 2014, the $2.8 million higher net income in the fourth quarter of 2015 was primarily driven by the following after-tax items:

•	$1 million higher net interest income due to strong loan and investment portfolio growth;

•	$1 million higher provision for loan losses in the fourth quarter of 2014 primarily due to the downgrade of one performing commercial real estate loan; and

•	$1 million higher noninterest income.

Hawaiian Electric Industries, Inc.
February 11, 2016

American’s fourth quarter of 2015 return on average equity was 10.7%, up from 9.7% in the linked quarter and 8.9% in the fourth quarter last year. Return on average assets was 1.01% for the fourth quarter of 2015, compared to 0.92% from the linked quarter and 0.88% in the same quarter last year.
Also refer to the American’s news release issued on January 29, 2016.

HOLDING AND OTHER COMPANIES
The holding and other companies’ net losses were $30.6 million in 2015 compared to $20.8 million in 2014. Excluding after-tax costs associated with the pending merger with NextEra Energy, Inc. and the spin-off of ASB Hawaii, Inc. of $15.2 million in 2015 and $4.9 million in 2014, holding and other companies’ net losses in 2015 and 2014 were $15.4 million and $15.9 million, respectively.
Fourth quarter net losses were $5.6 million in 2015 compared to $8.0 million in the fourth quarter of 2014. Excluding after-tax costs associated with the pending merger with NextEra Energy, Inc. and the spin-off of ASB Hawaii, Inc. of $1.8 million in the fourth quarter of 2015 and $4.3 million in the fourth quarter of 2014, holding and other companies’ net losses in 2015 and 2014 were $3.8 million and $3.7 million, respectively.

WEBCAST AND CONFERENCE CALL
HEI TO ANNOUNCE 2016 EPS GUIDANCE IN EARNINGS CONFERENCE CALL
Hawaiian Electric Industries, Inc. will conduct a webcast and conference call to review its 2015 earnings on Thursday, February 11, 2016, at 12:00 noon Hawaii time (5:00 p.m. Eastern time). HEI will announce 2016 EPS guidance during the scheduled webcast and conference call.
Interested parties within the United States may listen to the conference by calling (888) 311-8190 and entering passcode: 15902422.  International parties may listen to the conference by calling (330) 863-3378 and entering passcode: 15902422 or by accessing the webcast on HEI’s website under the heading “Investor Relations.”  HEI and Hawaiian Electric Company intend to continue to use HEI’s website, www.hei.com, as a means of disclosing additional information. Such disclosures will be included on HEI’s website in the Investor Relations section. Accordingly, investors should routinely monitor such portions of HEI’s website, in addition to following HEI’s, Hawaiian Electric Company’s and American’s press releases, HEI’s and Hawaiian Electric Company’s Securities and

Hawaiian Electric Industries, Inc.
February 11, 2016

Exchange Commission (SEC) filings and HEI’s public conference calls and webcasts. The information on HEI’s website is not incorporated by reference in this document or in HEI’s and Hawaiian Electric Company’s SEC filings unless, and except to the extent, specifically incorporated by reference. Investors may also wish to refer to the Public Utilities Commission of the State of Hawaii (PUC) website at dms.puc.hawaii.gov/dms in order to review documents filed with and issued by the PUC. No information on the PUC website is incorporated by reference in this document or in HEI’s and Hawaiian Electric Company’s SEC filings.
An online replay of the webcast will be available at the same website beginning about two hours after the event and will remain on HEI’s website for 12 months. Replays of the conference call will also be available approximately two hours after the event through February 25, 2016, by dialing (855) 859-2056 or (404) 537-3406 and entering passcode: 15902422.
HEI supplies power to approximately 95% of Hawaii’s population through its electric utilities, Hawaiian Electric Company, Inc., Hawaii Electric Light Company, Inc. and Maui Electric Company, Limited and provides a wide array of banking and other financial services to consumers and businesses through American Savings Bank, one of Hawaii’s largest financial institutions.

NON-GAAP MEASURES
See “Explanation of HEI’s Use of Certain Unaudited Non-GAAP Measures” and related reconciliations on pages 15 to 16 of this release.

FORWARD-LOOKING STATEMENTS
This release may contain “forward-looking statements,” which include statements that are predictive in nature, depend upon or refer to future events or conditions, and usually include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “predicts,” “estimates” or similar expressions. In addition, any statements concerning future financial performance, ongoing business strategies or prospects or possible future actions are also forward-looking statements. Forward-looking statements are based on current expectations and projections about future events and are subject to risks, uncertainties and the accuracy of assumptions concerning HEI and its subsidiaries, the performance of the industries in which they do business and economic and market factors, among other things. These forward-looking statements are not guarantees of future performance.

Hawaiian Electric Industries, Inc.
February 11, 2016

Forward-looking statements in this release should be read in conjunction with the “Forward-Looking Statements” and “Risk Factors” discussions (which are incorporated by reference herein) set forth in HEI’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2015 and HEI’s future periodic reports that discuss important factors that could cause HEI’s results to differ materially from those anticipated in such statements. These forward-looking statements speak only as of the date of the report, presentation or filing in which they are made. Except to the extent required by the federal securities laws, HEI, Hawaiian Electric Company, American and their subsidiaries undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

###

Hawaiian Electric Industries, Inc. (HEI) and Subsidiaries CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

	Three months ended December 31		Years ended December 31
(in thousands, except per share amounts)	2015	2014	2015	2014
Revenues
Electric utility	$555,434	$725,267	$2,335,166	$2,987,323
Bank	68,511	64,726	267,733	252,497
Other	87	47	83	(278)
Total revenues	624,032	790,040	2,602,982	3,239,542
Expenses
Electric utility	487,772	666,389	2,061,050	2,711,555
Bank	45,858	46,424	183,921	173,202
Other	7,180	9,060	35,458	22,185
Total expenses	540,810	721,873	2,280,429	2,906,942
Operating income (loss)
Electric utility	67,662	58,878	274,116	275,768
Bank	22,653	18,302	83,812	79,295
Other	(7,093)	(9,013)	(35,375)	(22,463)
Total operating income	83,222	68,167	322,553	332,600
Interest expense, net—other than on deposit liabilities and other bank borrowings	(19,915)	(17,704)	(77,150)	(76,352)
Allowance for borrowed funds used during construction	539	702	2,457	2,579
Allowance for equity funds used during construction	1,562	1,838	6,928	6,771
Income before income taxes	65,408	53,003	254,788	265,598
Income taxes	22,615	19,277	93,021	95,579
Net income	42,793	33,726	161,767	170,019
Preferred stock dividends of subsidiaries	473	473	1,890	1,890
Net income for common stock	$42,320	$33,253	$159,877	$168,129
Basic earnings per common share	$0.39	$0.32	$1.50	$1.65
Diluted earnings per common share	$0.39	$0.32	$1.50	$1.63
Dividends per common share	$0.31	$0.31	$1.24	$1.24
Weighted-average number of common shares outstanding	107,460	102,561	106,418	101,968
Adjusted weighted-average shares	107,797	103,991	106,721	102,937
Net income (loss) for common stock by segment
Electric utility	$32,993	$29,112	$135,714	$137,641
Bank	14,953	12,113	54,730	51,301
Other	(5,626)	(7,972)	(30,567)	(20,813)
Net income for common stock	$42,320	$33,253	$159,877	$168,129
Comprehensive income attributable to Hawaiian Electric Industries, Inc.	$38,075	$19,869	$160,993	$157,501
Return on average common equity			8.6%	9.6%
Prior period financial statements reflect the retrospective application of Accounting Standards Update (ASU) No. 2014-01, “Investments-Equity Method and Joint Ventures (Topic 323): Accounting for Investments in Qualified Affordable Housing Projects,” which was adopted as of January 1, 2015 and did not have a material impact on the Company’s financial condition or results of operations.
This information should be read in conjunction with the consolidated financial statements and the notes thereto in HEI’s Annual Report on SEC Form 10-K for the year ended December 31, 2015 (when filed), ASB Hawaii, Inc.'s Form 10 for the year ended December 31, 2015 (when filed) and HEI's Quarterly Reports on SEC Form 10-Q /A for the quarters ended March 31, 2015 and June 30, 2015 and HEI's Quarterly Report on SEC Form 10-Q for the quarter ended September 30, 2015, as updated by SEC Forms 8-K.

Hawaiian Electric Industries, Inc. (HEI) and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(Unaudited)

December 31	2015	2014
(dollars in thousands)
Assets
Cash and cash equivalents	$300,478	$175,542
Accounts receivable and unbilled revenues, net	242,766	313,696
Available-for-sale investment securities, at fair value	820,648	550,394
Stock in Federal Home Loan Bank, at cost	10,678	69,302
Loans receivable held for investment, net	4,565,781	4,389,033
Loans held for sale, at lower of cost or fair value	4,631	8,424
Property, plant and equipment, net of accumulated depreciation of $2,339,319 and $2,250,950 at the respective dates	4,377,658	4,148,774
Regulatory assets	896,731	905,264
Other	488,635	542,523
Goodwill	82,190	82,190
Total assets	$11,790,196	$11,185,142
Liabilities and shareholders’ equity
Liabilities
Accounts payable	$138,523	$186,425
Interest and dividends payable	26,042	25,336
Deposit liabilities	5,025,254	4,623,415
Short-term borrowings—other than bank	103,063	118,972
Other bank borrowings	328,582	290,656
Long-term debt, net—other than bank	1,586,546	1,506,546
Deferred income taxes	680,877	633,570
Regulatory liabilities	371,543	344,849
Contributions in aid of construction	506,087	466,432
Defined benefit pension and other postretirement benefit plans liability	589,918	632,845
Other	471,828	531,230
Total liabilities	9,828,263	9,360,276
Preferred stock of subsidiaries - not subject to mandatory redemption	34,293	34,293
Shareholders’ equity
Preferred stock, no par value, authorized 10,000,000 shares; issued: none	—	—
Common stock, no par value, authorized 200,000,000 shares; issued and outstanding: 107,460,406 shares and 102,565,266 shares at the respective dates	1,629,136	1,521,297
Retained earnings	324,766	296,654
Accumulated other comprehensive loss, net of tax benefits	(26,262)	(27,378)
Total shareholders’ equity	1,927,640	1,790,573
Total liabilities and shareholders’ equity	$11,790,196	$11,185,142
Prior period financial statements reflect the retrospective application of ASU No. 2014-01, “Investments-Equity Method and Joint Ventures (Topic 323): Accounting for Investments in Qualified Affordable Housing Projects,” which was adopted as of January 1, 2015 and did not have a material impact on the Company’s financial condition or results of operations.
This information should be read in conjunction with the consolidated financial statements and the notes thereto in HEI’s Annual Report on SEC Form 10-K for the year ended December 31, 2015 (when filed), ASB Hawaii, Inc.'s Form 10 for the year ended December 31, 2015 (when filed) and HEI's Quarterly Reports on SEC Form 10-Q /A for the quarters ended March 31, 2015 and June 30, 2015 and HEI's Quarterly Report on SEC Form 10-Q for the quarter ended September 30, 2015, as updated by SEC Forms 8-K.

Hawaiian Electric Company, Inc. (Hawaiian Electric) and Subsidiaries
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three months ended December 31		Years ended December 31
(dollars in thousands, except per barrel amounts)	2015	2014	2015	2014
Revenues	$555,434	$725,267	$2,335,166	$2,987,323
Expenses
Fuel oil	135,930	265,696	654,600	1,131,685
Purchased power	148,287	175,887	594,096	722,008
Other operation and maintenance	106,570	115,129	413,089	410,612
Depreciation	44,540	41,597	177,380	166,387
Taxes, other than income taxes	52,445	68,080	221,885	280,863
Total expenses	487,772	666,389	2,061,050	2,711,555
Operating income	67,662	58,878	274,116	275,768
Allowance for equity funds used during construction	1,562	1,838	6,928	6,771
Interest expense and other charges, net	(17,200)	(15,768)	(66,370)	(64,757)
Allowance for borrowed funds used during construction	539	702	2,457	2,579
Income before income taxes	52,563	45,650	217,131	220,361
Income taxes	19,071	16,039	79,422	80,725
Net income	33,492	29,611	137,709	139,636
Preferred stock dividends of subsidiaries	229	229	915	915
Net income attributable to Hawaiian Electric	33,263	29,382	136,794	138,721
Preferred stock dividends of Hawaiian Electric	270	270	1,080	1,080
Net income for common stock	$32,993	$29,112	$135,714	$137,641
Comprehensive income attributable to Hawaiian Electric	$33,862	$28,517	$136,594	$137,078
OTHER ELECTRIC UTILITY INFORMATION
Kilowatthour sales (millions)
Hawaiian Electric	1,738	1,720	6,754	6,782
Hawaii Electric Light	273	269	1,065	1,062
Maui Electric	290	288	1,138	1,132
	2,301	2,277	8,957	8,976
Wet-bulb temperature (Oahu average; degrees Fahrenheit)	71.9	70.0	70.6	69.6
Cooling degree days (Oahu)	1,395	1,206	5,082	4,909
Average fuel oil cost per barrel	$61.59	$122.04	$74.71	$129.65

Twelve months ended December 31			2015	2014
Return on average common equity (%) (simple average)
Hawaiian Electric			8.02	8.74
Hawaii Electric Light			7.22	6.71
Maui Electric			8.52	8.81
Hawaiian Electric Consolidated			7.96	8.40
This information should be read in conjunction with the consolidated financial statements and the notes thereto in Hawaiian Electric’s Annual Report on SEC Form 10-K for the year ended December 31, 2015 (when filed) and the consolidated financial statements and the notes thereto in Hawaiian Electric's Quarterly Reports on SEC Form 10-Q/A for the quarters ended March 31, 2015 and June 30, 2015 and Hawaiian Electric's Quarterly Report on SEC Form 10-Q for the quarter ended September 30, 2015, as updated by SEC Forms 8-K.

Hawaiian Electric Company, Inc. (Hawaiian Electric) and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(Unaudited)

December 31	2015	2014
(dollars in thousands, except par value)
Assets
Property, plant and equipment
Utility property, plant and equipment
Land	$52,792	$52,299
Plant and equipment	6,315,698	6,009,482
Less accumulated depreciation	(2,266,004)	(2,175,510)
Construction in progress	175,309	158,616
Utility property, plant and equipment, net	4,277,795	4,044,887
Nonutility property, plant and equipment, less accumulated depreciation of $1,229 and $1,227 at respective dates	7,272	6,563
Total property, plant and equipment, net	4,285,067	4,051,450
Current assets
Cash and cash equivalents	24,449	13,762
Customer accounts receivable, net	132,778	158,484
Accrued unbilled revenues, net	84,509	137,374
Other accounts receivable, net	10,408	4,283
Fuel oil stock, at average cost	71,216	106,046
Materials and supplies, at average cost	54,429	57,250
Prepayments and other	36,640	33,468
Regulatory assets	72,231	71,421
Total current assets	486,660	582,088
Other long-term assets
Regulatory assets	824,500	833,843
Unamortized debt expense	8,341	8,323
Other	75,486	81,838
Total other long-term assets	908,327	924,004
Total assets	$5,680,054	$5,557,542
Capitalization and liabilities
Capitalization
Common stock ($6 2/3 par value, authorized 50,000,000 shares; outstanding 15,805,327 shares)	$105,388	$105,388
Premium on capital stock	578,930	578,938
Retained earnings	1,043,082	997,773
Accumulated other comprehensive income, net of taxes-retirement benefit plans	925	45
Common stock equity	1,728,325	1,682,144
Cumulative preferred stock — not subject to mandatory redemption	34,293	34,293
Long-term debt, net	1,286,546	1,206,546
Total capitalization	3,049,164	2,922,983
Current liabilities
Accounts payable	114,846	163,934
Interest and preferred dividends payable	23,111	22,316
Taxes accrued	191,084	250,402
Regulatory liabilities	2,204	632
Other	54,079	61,664
Total current liabilities	385,324	498,948
Deferred credits and other liabilities
Deferred income taxes	654,806	573,439
Regulatory liabilities	369,339	344,217
Unamortized tax credits	84,214	79,492
Defined benefit pension and other postretirement benefit plans liability	552,974	595,395
Other	78,146	76,636
Total deferred credits and other liabilities	1,739,479	1,669,179
Contributions in aid of construction	506,087	466,432
Total capitalization and liabilities	$5,680,054	$5,557,542
The Consolidated Balance Sheet as of December 31, 2014 reflects the retrospective application of ASU No. 2015-17, “Income Taxes (Topic 740): Balance Sheet Classification of Deferred Taxes,” which was adopted as of December 31, 2015.
This information should be read in conjunction with the consolidated financial statements and the notes thereto in Hawaiian Electric’s Annual Report on SEC Form 10-K for the year ended December 31, 2015 (when filed) and the consolidated financial statements and the notes thereto in Hawaiian Electric's Quarterly Reports on SEC Form 10-Q/A for the quarters ended March 31, 2015 and June 30, 2015 and Hawaiian Electric's Quarterly Report on SEC Form 10-Q for the quarter ended September 30, 2015, as updated by SEC Forms 8-K.

American Savings Bank, F.S.B.
STATEMENTS OF INCOME DATA
(Unaudited)

	Three months ended			Years ended December 31,
(in thousands)	December 31, 2015	September 30, 2015	December 31, 2014	2015	2014
Interest and dividend income
Interest and fees on loans	$47,136	$46,413	$46,276	$184,782	$179,341
Interest and dividends on investment securities	4,550	4,213	3,187	15,120	11,945
Total interest and dividend income	51,686	50,626	49,463	199,902	191,286
Interest expense
Interest on deposit liabilities	1,467	1,355	1,303	5,348	5,077
Interest on other borrowings	1,510	1,515	1,468	5,978	5,731
Total interest expense	2,977	2,870	2,771	11,326	10,808
Net interest income	48,709	47,756	46,692	188,576	180,478
Provision for loan losses	839	2,997	2,560	6,275	6,126
Net interest income after provision for loan losses	47,870	44,759	44,132	182,301	174,352
Noninterest income
Fees from other financial services	5,667	5,639	5,760	22,211	21,747
Fee income on deposit liabilities	5,746	5,883	5,074	22,368	19,249
Fee income on other financial products	2,006	2,096	1,806	8,094	8,131
Bank-owned life insurance	1,016	1,021	1,004	4,078	3,949
Mortgage banking income	1,003	1,437	1,164	6,330	2,913
Gains on sale of investment securities	—	—	—	—	2,847
Other income, net	1,387	2,389	455	4,750	2,375
Total noninterest income	16,825	18,465	15,263	67,831	61,211
Noninterest expense
Compensation and employee benefits	23,705	22,728	19,835	90,518	79,885
Occupancy	4,115	4,128	4,238	16,365	17,197
Data processing	3,002	3,032	2,975	12,103	11,690
Services	2,474	2,556	2,561	10,204	10,269
Equipment	1,578	1,608	1,638	6,577	6,564
Office supplies, printing and postage	1,452	1,511	1,602	5,749	6,089
Marketing	844	934	1,309	3,463	3,999
FDIC insurance	881	809	820	3,274	3,261
Other expense	3,991	5,116	6,116	18,067	17,314
Total noninterest expense	42,042	42,422	41,094	166,320	156,268
Income before income taxes	22,653	20,802	18,301	83,812	79,295
Income taxes	7,700	7,351	6,188	29,082	27,994
Net income	$14,953	$13,451	$12,113	$54,730	$51,301
Comprehensive income	$9,477	$17,678	$5,419	$54,017	$46,940
OTHER BANK INFORMATION (annualized %, except as of period end)
Return on average assets	1.01	0.92	0.88	0.95	0.95
Return on average equity	10.66	9.73	8.93	9.93	9.60
Return on average tangible common equity	12.48	11.43	10.52	11.68	11.35
Net interest margin	3.55	3.53	3.65	3.53	3.62
Net charge-offs to average loans outstanding	(0.08)	0.10	0.04	0.04	0.01
As of period end
Nonperforming assets to loans outstanding and real estate owned *	1.02	1.00	0.85
Allowance for loan losses to loans outstanding	1.08	1.06	1.03
Tangible common equity to tangible assets	8.05	8.23	8.23
Tier-1 leverage ratio *	8.8	8.8	8.9
Total capital ratio *	13.3	13.4	12.3
Dividend paid to HEI (via ASB Hawaii, Inc.) ($ in millions)	$7.5	$7.5	$8.8	$30.0	$36.0
* Regulatory basis. Capital ratios as of December 31, 2015 and September 30, 2015 calculated under Basel III rules, which became effective January 1, 2015.
Prior period financial statements reflect the retrospective application of ASU No. 2014-01, “Investments-Equity Method and Joint Ventures (Topic 323): Accounting for Investments in Qualified Affordable Housing Projects,” which was adopted as of January 1, 2015 and did not have a material impact on ASB’s financial condition or results of operations.
This information should be read in conjunction with the consolidated financial statements and the notes thereto in HEI’s Annual Report on SEC Form 10-K for the year ended December 31, 2015 (when filed), ASB Hawaii, Inc.'s Form 10 for the year ended December 31, 2015 (when filed) and HEI's Quarterly Reports on SEC Form 10-Q /A for the quarters ended March 31, 2015 and June 30, 2015 and HEI's Quarterly Report on SEC Form 10-Q for the quarter ended September 30, 2015, as updated by SEC Forms 8-K.

American Savings Bank, F.S.B.
BALANCE SHEETS DATA
(Unaudited)

December 31	2015		2014
(in thousands)
Assets
Cash and due from banks		$127,201		$107,233
Interest-bearing deposits		93,680		54,230
Available-for-sale investment securities, at fair value		820,648		550,394
Stock in Federal Home Loan Bank, at cost		10,678		69,302
Loans receivable held for investment		4,615,819		4,434,651
Allowance for loan losses		(50,038)		(45,618)
Net loans		4,565,781		4,389,033
Loans held for sale, at lower of cost or fair value		4,631		8,424
Other		309,946		305,416
Goodwill		82,190		82,190
Total assets		$6,014,755		$5,566,222
Liabilities and shareholder’s equity
Deposit liabilities–noninterest-bearing		$1,520,374		$1,342,794
Deposit liabilities–interest-bearing		3,504,880		3,280,621
Other borrowings		328,582		290,656
Other		101,029		118,363
Total liabilities		5,454,865		5,032,434
Common stock		1		1
Additional paid in capital		340,496		338,411
Retained earnings		236,664		211,934
Accumulated other comprehensive loss, net of tax benefits
Net unrealized gains (losses) on securities	$(1,872)		$462
Retirement benefit plans	(15,399)	(17,271)	(17,020)	(16,558)
Total shareholder’s equity		559,890		533,788
Total liabilities and shareholder’s equity		$6,014,755		$5,566,222

Prior period financial statements reflect the retrospective application of ASU No. 2014-01, “Investments-Equity Method and Joint Ventures (Topic 323): Accounting for Investments in Qualified Affordable Housing Projects,” which was adopted as of January 1, 2015 and did not have a material impact on ASB’s financial condition or results of operations.
This information should be read in conjunction with the consolidated financial statements and the notes thereto in HEI’s Annual Report on SEC Form 10-K for the year ended December 31, 2015 (when filed), ASB Hawaii, Inc.'s Form 10 for the year ended December 31, 2015 (when filed) and HEI's Quarterly Reports on SEC Form 10-Q /A for the quarters ended March 31, 2015 and June 30, 2015 and HEI's Quarterly Report on SEC Form 10-Q for the quarter ended September 30, 2015, as updated by SEC Forms 8-K.

EXPLANATION OF HEI’S USE OF CERTAIN UNAUDITED NON-GAAP MEASURES
HEI and Hawaiian Electric Company management use certain non-GAAP measures to evaluate the performance of the utility and HEI. Management believes these non-GAAP measures provide useful information and are a better indicator of the companies’ core operating activities. Core earnings and other financial measures as presented here may not be comparable to similarly titled measures used by other companies. The accompanying tables provide a reconciliation of reported GAAP1 earnings to non-GAAP core earnings and the adjusted return on average common equity (ROACE) for the utility and HEI consolidated.
The reconciling adjustment from GAAP earnings to core earnings is limited to the costs related to the pending merger between HEI and NextEra Energy, Inc. and the spin-off of ASB Hawaii, Inc. For more information on the pending merger, see HEI’s definitive proxy statement on Form DEFM14A filed on March 26, 2015. Management does not consider these items to be representative of the company’s fundamental core earnings.
The accompanying table also provides the calculation of utility GAAP O&M adjusted for costs related to the pending merger discussed above. “O&M-related net income neutral items” which are O&M expenses covered by specific surcharges or by third parties have also been excluded. These “O&M-related net income neutral items” are grossed-up in revenue and expense and do not impact net income.

RECONCILIATION OF GAAP[1] TO NON-GAAP MEASURES
Hawaiian Electric Industries, Inc. and Subsidiaries (HEI)
Unaudited
($ in millions, except per share amounts)
	Three months ended December 31		Years ended December 31
	2015	2014	2015	2014
HEI CONSOLIDATED NET INCOME
GAAP (as reported)	$42.3	$33.3	$159.9	$168.1
Excluding special items (after-tax):
Costs related to pending merger with NextEra Energy, Inc. and spin-off of ASB Hawaii, Inc.	2.2	4.3	15.8	4.9
Non-GAAP (core)	$44.5	$37.6	$175.7	$173.0
HEI CONSOLIDATED DILUTED EARNINGS PER SHARE
GAAP (as reported)	$0.39	$0.32	$1.50	$1.63
Excluding special items (after-tax):
Costs related to pending merger with NextEra Energy, Inc. and spin-off of ASB Hawaii, Inc.	0.02	0.04	0.15	0.05
Non-GAAP (core)	$0.41	$0.36	$1.65	$1.68

			Years ended December 31
			2015	2014
HEI CONSOLIDATED RETURN ON AVERAGE COMMON EQUITY (ROACE) (simple average)
Based on GAAP			8.6%	9.6%
Based on non-GAAP (core)[2]			9.4%	9.8%

Note: Columns may not foot due to rounding
[1] Accounting principles generally accepted in the United States of America
[2] Calculated as core net income divided by average GAAP common equity

RECONCILIATION OF GAAP[1] TO NON-GAAP MEASURES
Hawaiian Electric Company, Inc. and Subsidiaries
Unaudited
($ in millions)
	Three months ended December 31		Years ended December 31
	2015	2014	2015	2014
HAWAIIAN ELECTRIC CONSOLIDATED NET INCOME
GAAP (as reported)	$33.0	$29.1	$135.7	$137.6
Excluding special items (after-tax):
Costs related to pending merger with NextEra Energy, Inc.	0.2	—	0.5	—
Non-GAAP (core)	$33.2	$29.1	$136.2	$137.6

			Years ended December 31
			2015	2014
HAWAIIAN ELECTRIC CONSOLIDATED RETURN ON AVERAGE COMMON EQUITY (ROACE) (simple average)
Based on GAAP			8.0%	8.4%
Based on non-GAAP (core)[2]			8.0%	8.4%

	Three months ended December 31		Years ended December 31
	2015	2014	2015	2014
HAWAIIAN ELECTRIC CONSOLIDATED OTHER OPERATION AND MAINTENANCE (O&M) EXPENSE
GAAP (as reported)	$106.6	$115.1	$413.1	$410.6
Excluding O&M-related net income neutral items[3]	1.6	2.5	7.0	10.0
Excluding costs related to pending merger with NextEra Energy, Inc.	0.4	—	0.8	—
Non-GAAP (Adjusted other O&M expense)	$104.6	$112.6	$405.3	$400.6

Note: Columns may not foot due to rounding
[1] Accounting principles generally accepted in the United States of America
[2] Calculated as core net income divided by average GAAP common equity
[3] Expenses covered by surcharges or by third parties recorded in revenues